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                                 Exhibit 10(ii)
                                 ______________


                    EIGHTH AMENDMENT TO EMPLOYMENT AGREEMENT
                    ________________________________________




     This is a Eighth Amendment ("Eighth Amendment") dated as of May 1, 1996 to an Employment Agreement ("Agreement") dated April 1, 1989 between USLIFE

Corporation, a New York Corporation ("Employer") and Greer F. Henderson

("Employee").



     THE TERMS of this Eighth Amendment are:



     1.   Paragraph (2) of the Agreement, as amended by the First, Second,

Third, Fourth, Fifth, Sixth and Seventh Amendments, is now further amended to read, in its entirety, as follows:



     "(2) Employer will pay Employee for his services under paragraph (1) of the

Agreement at the rate of $725,000 per annum during the term of the Agreement, in equal monthly installments, plus such periodic salary increases and such additional compensation (if any) as may from time to time be voted by Employer's

Board of Directors and/or the Executive Compensation Committee or its

successors, in the sole and absolute discretion of said Board and/or Committee.

In addition, Employee is entitled to participate in the Annual Incentive Plan adopted by Employer, under which Employee is entitled to receive a bonus equal to a percentage of his "base salary", as further described in the letter to

Employee which is attached hereto and incorporated by reference herein, if the applicable performance criteria are satisfied.  For the purposes of the preceding sentence, "base salary" shall mean Employee's base salary as in effect on January 1 of a given year, but in no event shall base salary for such purposes be deemed to exceed Employee's actual base salary as in effect on

January 1, 1994 increased at the rate of 15% per year.  Nothing in this

Agreement shall be construed as precluding merit increases in salary or as barring the Employee from such fringe benefits as the Employer may grant."

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     2.   Except as specifically amended by this Eighth Amendment, all other provisions of the Agreement, as amended by the First, Second, Third, Fourth,

Fifth, Sixth and Seventh Amendments, shall remain in full force and effect.



     IN WITNESS WHEREOF, the parties have executed this Eighth Amendment to the

Agreement on the date first set forth above.




                                   USLIFE Corporation


                                   By: /s/ Gordon E. Crosby, Jr.
                                       _________________________
                                       Gordon E. Crosby, Jr.
                                       Chairman of the Board


                                       /s/ Greer F. Henderson
                                       ______________________
                                       Greer F. Henderson